KEYCORP REPORTS FOURTH QUARTER 2021 NET INCOME OF $601 MILLION,
OR $.64 PER DILUTED COMMON SHARE
Record revenue for the fourth quarter and full year
Record pre-provision net revenue for the fourth quarter and full year

Positive operating leverage for the fourth quarter and full year
Strong credit quality: net charge-offs to average loans of 8 basis points
Significant capital return: 75% of net income returned to shareholders in 2021

    CLEVELAND, January 20, 2022 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $601 million, or $.64 per diluted common share for the fourth quarter of 2021. This compared to $616 million, or $.65 per diluted common share, for the third quarter of 2021 and $549 million, or $.56 per diluted common share, for the fourth quarter of 2020.

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Selected Financial Highlights

Dollars in millions, except per share data				Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Income (loss) from continuing operations attributable to Key common shareholders	$601	$616	$549	(2.4)%	9.5%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.64	.65	.56	(1.5)	14.3
Return on average tangible common equity from continuing operations (a)	18.69%	18.55%	16.61%	N/A	N/A
Return on average total assets from continuing operations	1.34	1.41	1.35	N/A	N/A
Common Equity Tier 1 ratio (b)	9.4	9.6	9.7	N/A	N/A
Book value at period end	$16.76	$16.82	$16.53	(.4)	1.4
Net interest margin (TE) from continuing operations	2.44%	2.47%	2.70%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)December 31, 2021 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Net interest income (TE)	$1,038	$1,025	$1,043	1.3%	(.5)%
Noninterest income	909	797	802	14.1	13.3
Total revenue	$1,947	$1,822	$1,845	6.9%	5.5%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $1.0 billion for the fourth quarter of 2021 and the net interest margin was 2.44%. Compared to the fourth quarter of 2020, net interest income decreased $5 million, while the net interest margin decreased by 26 basis points. Both net interest income and the net interest margin reflect the impact of lower reinvestment yields and the exit of the indirect auto loan portfolio, largely offset by a favorable earning asset mix. The net interest margin was also impacted by elevated levels of liquidity as we continued to experience higher levels of deposit inflows in 2021.

Compared to the third quarter of 2021, taxable-equivalent net interest income increased by $13 million and the net interest margin decreased by 3 basis points. The increase in net interest income was driven by balance sheet growth and a favorable mix of earning assets, as well as higher loan fees from the PPP forgiveness and core portfolio growth. Additionally, both net interest income and the net interest margin were impacted by lower reinvestment yields and the exit of the indirect auto loan portfolio.

Noninterest Income

Dollars in millions				Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Trust and investment services income	$135	$129	$123	4.7%	9.8%
Investment banking and debt placement fees	323	235	243	37.4	32.9
Service charges on deposit accounts	90	91	82	(1.1)	9.8
Operating lease income and other leasing gains	37	37	39	—	(5.1)
Corporate services income	73	69	63	5.8	15.9
Cards and payments income	86	111	97	(22.5)	(11.3)
Corporate-owned life insurance income	34	33	38	3.0	(10.5)
Consumer mortgage income	25	33	43	(24.2)	(41.9)
Commercial mortgage servicing fees	48	34	32	41.2	50.0
Other income	58	25	42	132.0	38.1
Total noninterest income	$909	$797	$802	14.1%	13.3%

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

    Compared to the fourth quarter of 2020, noninterest income increased by $107 million. The increase was primarily driven by investment banking and debt placement fees, up $80 million. Additionally, commercial mortgage servicing fees and other income both increased $16 million. Partially offsetting the increase was a $18 million decrease in consumer mortgage income, driven by higher balance sheet retention and lower gain on sale margins.

Compared to the third quarter of 2021, noninterest income increased by $112 million. The primary driver was investment banking and debt placement fees, which increased $88 million. Additionally, commercial mortgage servicing fees increased $14 million and other income increased $33 million, reflecting market related gains. Partially offsetting the increase was a $25 million decrease in cards and payments income, driven by lower prepaid card revenue.

Noninterest Expense

Dollars in millions				Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Personnel expense	$674	$640	$661	5.3%	2.0%
Nonpersonnel expense	496	472	467	5.1	6.2
Total noninterest expense	$1,170	$1,112	$1,128	5.2%	3.7%

    Key’s noninterest expense was $1.2 billion for the fourth quarter of 2021, an increase of $42 million from the year-ago period. The increase in nonpersonnel expense was primarily driven by higher business services and professional fees and computer processing fees. The increase in personnel expense reflects higher incentive and stock-based compensation from strong fee production, partially offset by lower severance.

    Compared to the third quarter of 2021, noninterest expense increased $58 million. The increase was largely related to personnel expense, reflecting higher incentive and stock-based compensation. The increase in nonpersonnel expense was driven by higher business services and professional fees.

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Commercial and industrial (a)	$49,510	$49,868	$53,562	(.7)%	(7.6)%
Other commercial loans	19,743	19,362	19,174	2.0	3.0
Total consumer loans	30,144	30,908	28,974	(2.5)	4.0
Total loans	$99,397	$100,138	$101,710	(.7)%	(2.3)%

(a)Commercial and industrial average loan balances include $141 million, $137 million, and $129 million of assets from commercial credit cards at December 31, 2021, September 30, 2021, and December 31, 2020, respectively.

Average loans were $99.4 billion for the fourth quarter of 2021, a decrease of $2.3 billion compared to the fourth quarter of 2020. Commercial loans decreased by $3.5 billion, reflecting a decline in PPP balances. Total PPP loan forgiveness was $8.0 billion for 2021. Partly offsetting the decrease was core growth in commercial and industrial and commercial real estate loans. Consumer loans increased $1.2 billion, reflecting strength from Key's consumer mortgage business and Laurel Road, partly offset by the sale of the indirect auto loan portfolio.

Compared to the third quarter of 2021, average loans decreased by $741 million. Commercial loans were relatively unchanged from the prior quarter as declines in PPP balances were largely offset by core growth in commercial and industrial and commercial real estate loans. Consumer loans decreased $764 million, reflecting the sale of the indirect auto loan portfolio, which reduced average loans by $2.7 billion. In addition, we continued to experience strength from Key's consumer mortgage business and Laurel Road.

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Average Deposits

Dollars in millions				Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Non-time deposits	$146,979	$142,537	$129,529	3.1%	13.5%
Certificates of deposit ($100,000 or more)	1,793	1,975	2,983	(9.2)	(39.9)
Other time deposits	2,233	2,404	3,209	(7.1)	(30.4)
Total deposits	$151,005	$146,916	$135,721	2.8%	11.3%

Cost of total deposits	.04%	.04%	.08%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $151.0 billion for the fourth quarter of 2021, an increase of $15.3 billion compared to the year-ago quarter. The increase reflects growth from consumer and commercial relationships, including higher commercial escrow and retail deposits, partially offset by a decline in time deposits.

Compared to the third quarter of 2021, average deposits increased by $4.1 billion, primarily driven by higher commercial escrow balances and retail deposits.

ASSET QUALITY

Dollars in millions				Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Net loan charge-offs	$19	$29	$135	(34.5)%	(85.9)%
Net loan charge-offs to average total loans	.08%	.11%	.53%	N/A	N/A
Nonperforming loans at period end	$454	$554	$785	(18.1)	(42.2)
Nonperforming assets at period end	489	599	937	(18.4)	(47.8)
Allowance for loan and lease losses	1,061	1,084	1,626	(2.1)	(34.7)
Allowance for credit losses	1,221	1,236	1,823	(1.2)	(33.0)
Provision for credit losses	4	(107)	20	(103.7)	(80.0)

Allowance for loan and lease losses to nonperforming loans	233.7%	195.7%	207.1%	N/A	N/A
Allowance for credit losses to nonperforming loans	268.9	223.1	232.2	N/A	N/A

N/A = Not Applicable

    Key's provision for credit losses was $4 million, compared to $20 million in the fourth quarter of 2020 and a net benefit of $107 million in the third quarter of 2021.

    Net loan charge-offs for the fourth quarter of 2021 totaled $19 million, or .08% of average total loans. These results compare to $135 million, or .53%, for the fourth quarter of 2020 and $29 million, or .11%, for the third quarter of 2021. Key’s allowance for credit losses was $1.2 billion, or 1.20% of total period-end loans at December 31, 2021, compared to 1.80% at December 31, 2020, and 1.25% at September 30, 2021.

    At December 31, 2021, Key’s nonperforming loans totaled $454 million, which represented .45% of period-end portfolio loans. These results compare to .78% at December 31, 2020, and .56% at September 30, 2021. Nonperforming assets at December 31, 2021, totaled $489 million, and represented .48% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .92% at December 31, 2020, and .61% at September 30, 2021.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2021.

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Capital Ratios

	12/31/2021	9/30/2021	12/31/2020
Common Equity Tier 1 (a)	9.4%	9.6%	9.7%
Tier 1 risk-based capital (a)	10.7	10.9	11.1
Total risk based capital (a)	12.4	12.7	13.4
Tangible common equity to tangible assets (b)	6.9	7.0	7.9
Leverage (a)	8.4	8.4	8.9

(a)December 31, 2021 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's capital position remained strong in the fourth quarter of 2021. As shown in the preceding table, at December 31, 2021, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.4% and 10.7%, respectively. Key's tangible common equity ratio was 6.9% at December 31, 2021.

    Key has elected the CECL phase-in option provided by regulatory guidance which delays for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by 17 basis points.

Summary of Changes in Common Shares Outstanding

In thousands				Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Shares outstanding at beginning of period	930,544	960,276	976,205	(3.1)%	(4.7)%
Open market repurchases, repurchases under the accelerated repurchase program, and return of shares under employee compensation plans	(2,482)	(29,923)	(1,092)	(91.7)	127.3
Shares issued under employee compensation plans (net of cancellations)	788	191	660	312.6	19.4
Shares outstanding at end of period	928,850	930,544	975,773	(.2)%	(4.8)%

N/M = Not Meaningful

    During the fourth quarter of 2021, Key declared a dividend of $.195 per common share, representing a 5% increase from the prior quarter. The reduction in share count was driven by the final settlement of 2.5 million shares related to the accelerated share repurchase program disclosed in the third quarter of 2021. There were no additional open market share repurchases in the fourth quarter.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Major Business Segments

Dollars in millions				Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Revenue from continuing operations (TE)
Consumer Bank	$839	$870	$896	(3.6)%	(6.4)%
Commercial Bank	1,028	886	922	16.0	11.5
Other (a)	80	66	27	21.2	196.3
Total	$1,947	$1,822	$1,845	6.9%	5.5%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$161	$241	$225	(33.2)%	(28.4)%
Commercial Bank	449	381	310	17.8	44.8
Other (a)	17	21	40	(19.0)	(57.5)
Total	$627	$643	$575	(2.5)%	9.0%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent, N/M = Not Meaningful

Consumer Bank

Dollars in millions				Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Summary of operations
Net interest income (TE)	$569	$582	$638	(2.2)%	(10.8)%
Noninterest income	270	288	258	(6.3)	4.7
Total revenue (TE)	839	870	896	(3.6)	(6.4)
Provision for credit losses	13	(38)	(5)	134.2	(360.0)
Noninterest expense	614	591	606	3.9	1.3
Income (loss) before income taxes (TE)	212	317	295	(33.1)	(28.1)
Allocated income taxes (benefit) and TE adjustments	51	76	70	(32.9)	(27.1)
Net income (loss) attributable to Key	$161	$241	$225	(33.2)%	(28.4)%

Average balances
Loans and leases	$37,792	$39,796	$39,448	(5.0)%	(4.2)%
Total assets	41,024	42,981	42,666	(4.6)	(3.8)
Deposits	90,271	89,156	82,845	1.3	9.0

Assets under management at period end	$55,806	$52,867	$47,086	5.6%	18.5%

TE = Taxable Equivalent

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Additional Consumer Bank Data

Dollars in millions				Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Noninterest income
Trust and investment services income	$106	$105	$95	1.0%	11.6%
Service charges on deposit accounts	55	56	49	(1.8)	12.2
Cards and payments income	64	62	54	3.2	18.5
Consumer mortgage income	25	33	43	(24.2)	(41.9)
Other noninterest income	20	32	17	(37.5)	17.6
Total noninterest income	$270	$288	$258	(6.3)%	4.7%

Average deposit balances
NOW and money market deposit accounts	$57,197	$56,353	$53,045	1.5%	7.8%
Savings deposits	6,951	6,749	5,407	3.0	28.6
Certificates of deposit ($100,000 or more)	1,669	1,846	2,801	(9.6)	(40.4)
Other time deposits	2,227	2,398	3,186	(7.1)	(30.1)
Noninterest-bearing deposits	22,227	21,810	18,406	1.9	20.8
Total deposits	$90,271	$89,156	$82,845	1.3%	9.0%

Other data
Branches	999	1,000	1,073
Automated teller machines	1,317	1,316	1,386

Consumer Bank Summary of Operations (4Q21 vs. 4Q20)

•Net income attributable to Key of $161 million for the fourth quarter of 2021, compared to $225 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $69 million, compared to the fourth quarter of 2020, related to the sale of the indirect auto portfolio, partially offset by strong consumer mortgage balance sheet growth and fees related to PPP loans
•Average loans and leases decreased $1.7 billion, or 4.2%, from the fourth quarter of 2020, driven by the sale of the indirect auto loan portfolio, partially offset by growth in residential mortgage and Laurel Road
•Average deposits increased $7.4 billion, or 9.0%, from the fourth quarter of 2020, driven by consumer retention of stimulus payments and relationship growth
•Provision for credit losses increased $18 million, compared to the fourth quarter of 2020, driven by expectations of a more stable economic outlook and portfolio growth
•Noninterest income increased $12 million, or 4.7%, from the year ago quarter, driven by higher cards and payments income and trust and investment services income. Partially offsetting the increase was consumer mortgage income, reflecting higher balance sheet retention and lower gain on sale margins
•Noninterest expense increased $8 million, or 1.3%, from the year ago quarter, driven by higher production-related incentives and increased marketing expense related to Laurel Road

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Commercial Bank

Dollars in millions				Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Summary of operations
Net interest income (TE)	$417	$410	$420	1.7%	(.7)%
Noninterest income	611	476	502	28.4	21.7
Total revenue (TE)	1,028	886	922	16.0	11.5
Provision for credit losses	(12)	(69)	44	(82.6)	(127.3)
Noninterest expense	501	470	499	6.6	.4
Income (loss) before income taxes (TE)	539	485	379	11.1	42.2
Allocated income taxes and TE adjustments	90	104	69	(13.5)	30.4
Net income (loss) attributable to Key	$449	$381	$310	17.8%	44.8%

Average balances
Loans and leases	$61,127	$59,914	$62,016	2.0%	(1.4)%
Loans held for sale	1,962	1,190	1,285	64.9	52.7
Total assets	71,629	69,285	71,303	3.4	0.5
Deposits	59,537	56,522	52,489	5.3%	13.4%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Commercial Bank Data

Dollars in millions				Change 4Q21 vs.
	4Q21	3Q21	4Q20	3Q21	4Q20
Noninterest income
Trust and investment services income	$29	$24	$28	20.8%	3.6%
Investment banking and debt placement fees	323	234	243	38.0	32.9
Operating lease income and other leasing gains	36	37	39	(2.7)	(7.7)

Corporate services income	65	63	55	3.2	18.2
Service charges on deposit accounts	34	34	32	—	6.3
Cards and payments income	26	44	44	(40.9)	(40.9)
Payments and services income	125	141	131	(11.3)	(4.6)

Commercial mortgage servicing fees	47	34	32	38.2	46.9
Other noninterest income	51	6	29	750.0	75.9
Total noninterest income	$611	$476	$502	28.4%	21.7%

N/M = Not Meaningful

Commercial Bank Summary of Operations (4Q21 vs. 4Q20)

•Net income attributable to Key of $449 million for the fourth quarter of 2021, compared to $310 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $3 million, compared to the fourth quarter of 2020, as lower average loan balances offset fees related to PPP loans
•Average loan and lease balances decreased $889 million, compared to the fourth quarter of 2020, reflecting a decline in PPP balances, partly offset by core growth in commercial and industrial and commercial real estate loans
•Average deposit balances increased $7.0 billion, or 13.4%, compared to the fourth quarter of 2020, driven by growth in targeted relationships and higher commercial escrow deposits
•Provision for credit losses decreased $56 million, compared to the fourth quarter of 2020. The provision for credit losses was a net benefit, driven by lower net loan charge-offs and improved asset quality
•Noninterest income increased $109 million from the year-ago quarter, driven by elevated investment banking client activity and corporate services income, partially offset by lower cards and payments income
•Noninterest expense increased by $2 million, or 0.4%, from the fourth quarter of 2020, driven by higher production-related incentives related to strong investment banking and debt placement fees

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $186.3 billion at December 31, 2021.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,300 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Melanie S. Kaiser	Tracy Pesho
216.689.4545	216.471.2825
Melanie_S_Kaiser@KeyBank.com	Tracy_Pesho@KeyBank.com

Halle A. Nichols	Twitter: @keybank
216.471.2184
Halle_A_Nichols@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2020, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, and the impact of the COVID-19 global pandemic on us, our clients, our third-party service providers, and the markets. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 8:00 a.m. ET, on January 20, 2022. A replay of the call will be available through January 29, 2022.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

KeyCorp
Fourth Quarter 2021
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	12/31/2021	9/30/2021	12/31/2020
Summary of operations
Net interest income (TE)	$1,038	$1,025	$1,043
Noninterest income	909	797	802
Total revenue (TE)	1,947	1,822	1,845
Provision for credit losses	4	(107)	20
Noninterest expense	1,170	1,112	1,128
Income (loss) from continuing operations attributable to Key	627	643	575
Income (loss) from discontinued operations, net of taxes	2	2	7
Net income (loss) attributable to Key	629	645	582

Income (loss) from continuing operations attributable to Key common shareholders	601	616	549
Income (loss) from discontinued operations, net of taxes	2	2	7
Net income (loss) attributable to Key common shareholders	603	618	556

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.65	$.65	$.57
Income (loss) from discontinued operations, net of taxes	—	—	.01
Net income (loss) attributable to Key common shareholders (a)	.65	.66	.57

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.64	.65	.56
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.64	.65	.57

Cash dividends declared	.195	.185	.185
Book value at period end	16.76	16.82	16.53
Tangible book value at period end	13.72	13.80	13.61
Market price at period end	23.13	21.62	16.41

Performance ratios
From continuing operations:
Return on average total assets	1.34%	1.41%	1.35%
Return on average common equity	15.31	15.28	13.65
Return on average tangible common equity (b)	18.69	18.55	16.61
Net interest margin (TE)	2.44	2.47	2.70
Cash efficiency ratio (b)	59.4	60.2	60.3

From consolidated operations:
Return on average total assets	1.35%	1.41%	1.36%
Return on average common equity	15.36	15.33	13.82
Return on average tangible common equity (b)	18.75	18.61	16.82
Net interest margin (TE)	2.44	2.46	2.69
Loan to deposit (c)	68.9	66.5	76.5

Capital ratios at period end
Key shareholders’ equity to assets	9.4%	9.4%	10.6%
Key common shareholders’ equity to assets	8.4	8.4	9.5
Tangible common equity to tangible assets (b)	6.9	7.0	7.9
Common Equity Tier 1 (d)	9.4	9.6	9.7
Tier 1 risk-based capital (d)	10.7	10.9	11.1
Total risk-based capital (d)	12.4	12.7	13.4
Leverage (d)	8.4	8.4	8.9

Asset quality — from continuing operations
Net loan charge-offs	$19	$29	$135
Net loan charge-offs to average loans	.08%	.11%	.53%
Allowance for loan and lease losses	$1,061	$1,084	$1,626
Allowance for credit losses	1,221	1,236	1,823
Allowance for loan and lease losses to period-end loans	1.04%	1.10%	1.61%
Allowance for credit losses to period-end loans	1.20	1.25	1.80
Allowance for loan and lease losses to nonperforming loans	233.7	195.7	207.1
Allowance for credit losses to nonperforming loans	268.9	223.1	232.2
Nonperforming loans at period-end	$454	$554	$785
Nonperforming assets at period-end	489	599	937
Nonperforming loans to period-end portfolio loans	.45%	.56%	.78%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.48	.61	.92

Trust assets
Assets under management	$55,806	$52,867	$47,086

Other data
Average full-time equivalent employees	16,797	17,009	17,029
Branches	999	1,000	1,073
Taxable-equivalent adjustment	$5	$9	$8

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Financial Highlights (continued)
(Dollars in millions, except per share amounts)
	Twelve months ended
	12/31/2021	12/31/2020
Summary of operations
Net interest income (TE)	$4,098	$4,063
Noninterest income	3,194	2,652
Total revenue (TE)	7,292	6,715
Provision for credit losses	(418)	1,021
Noninterest expense	4,429	4,109
Income (loss) from continuing operations attributable to Key	2,612	1,329
Income (loss) from discontinued operations, net of taxes	13	14
Net income (loss) attributable to Key	2,625	1,343

Income (loss) from continuing operations attributable to Key common shareholders	2,506	1,223
Income (loss) from discontinued operations, net of taxes	13	14
Net income (loss) attributable to Key common shareholders	2,519	1,237

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$2.64	$1.26
Income (loss) from discontinued operations, net of taxes	.01	.01
Net income (loss) attributable to Key common shareholders (a)	2.65	1.28

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	2.62	1.26
Income (loss) from discontinued operations, net of taxes — assuming dilution	.01	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	2.63	1.27

Cash dividends paid	.75	.74

Performance ratios
From continuing operations:
Return on average total assets	1.46%	.82%
Return on average common equity	15.90	7.77
Return on average tangible common equity (b)	19.37	9.51
Net interest margin (TE)	2.50	2.77
Cash efficiency ratio (b)	59.9	60.2

From consolidated operations:
Return on average total assets	1.46%	.82%
Return on average common equity	15.98	7.86
Return on average tangible common equity (b)	19.47	9.62
Net interest margin (TE)	2.50	2.76

Asset quality — from continuing operations
Net loan charge-offs	$184	$443
Net loan charge-offs to average total loans	.18%	.43%

Other data
Average full-time equivalent employees	16,974	16,826

Taxable-equivalent adjustment	27	29
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)December 31, 2021, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Twelve months ended
	12/31/2021	9/30/2021	12/31/2020	12/31/2021	12/31/2020
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$17,423	$17,510	$17,981
Less: Intangible assets (a)	2,820	2,814	2,848
Preferred Stock (b)	1,856	1,856	1,856
Tangible common equity (non-GAAP)	$12,747	$12,840	$13,277
Total assets (GAAP)	$186,346	$187,035	$170,336
Less: Intangible assets (a)	2,820	2,814	2,848
Tangible assets (non-GAAP)	$183,526	$184,221	$167,488
Tangible common equity to tangible assets ratio (non-GAAP)	6.95%	6.97%	7.93%
Pre-provision net revenue
Net interest income (GAAP)	$1,033	$1,016	$1,035	$4,071	$4,034
Plus: Taxable-equivalent adjustment	5	9	8	27	29
Noninterest income	909	797	802	3,194	2,652
Less: Noninterest expense	1,170	1,112	1,128	4,429	4,109
Pre-provision net revenue from continuing operations (non-GAAP)	$777	$710	$717	$2,863	$2,606
Average tangible common equity
Average Key shareholders' equity (GAAP)	$17,471	$17,899	$17,905	$17,665	$17,636
Less: Intangible assets (average) (c)	2,814	2,823	2,855	2,829	2,878
Preferred stock (average)	1,900	1,900	1,900	1,900	1,900
Average tangible common equity (non-GAAP)	$12,757	$13,176	$13,150	$12,936	$12,858
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$601	$616	$549	$2,506	$1,223
Average tangible common equity (non-GAAP)	12,757	13,176	13,150	12,936	12,858

Return on average tangible common equity from continuing operations (non-GAAP)	18.69%	18.55%	16.61%	19.37%	9.51%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$603	$618	$556	$2,519	$1,237
Average tangible common equity (non-GAAP)	12,757	13,176	13,150	12,936	12,858

Return on average tangible common equity consolidated (non-GAAP)	18.75%	18.61%	16.82%	19.47%	9.62%

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended			Twelve months ended
	12/31/2021	9/30/2021	12/31/2020	12/31/2021	12/31/2020
Cash efficiency ratio
Noninterest expense (GAAP)	$1,170	$1,112	$1,128	$4,429	$4,109
Less: Intangible asset amortization	14	15	15	58	65
Adjusted noninterest expense (non-GAAP)	$1,156	$1,097	$1,113	$4,371	$4,044

Net interest income (GAAP)	$1,033	$1,016	$1,035	$4,071	$4,034
Plus: Taxable-equivalent adjustment	5	9	8	27	29
Noninterest income	909	797	802	3,194	2,652
Total taxable-equivalent revenue (non-GAAP)	$1,947	$1,822	$1,845	$7,292	$6,715

Cash efficiency ratio (non-GAAP)	59.4%	60.2%	60.3%	59.9%	60.2%

(a)For the three months ended December 31, 2021, September 30, 2021, and December 31, 2020, intangible assets exclude $3 million, $3 million, and $4 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended December 31, 2021, September 30, 2021, and December 31, 2020, average intangible assets exclude $3 million, $3 million, and $5 million, respectively, of average purchased credit card receivables. For the twelve months ended months ended December 31, 2021, and December 31, 2020, average intangible assets exclude $4 million and $6 million, respectively, of average purchased credit card receivables.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Consolidated Balance Sheets
(Dollars in millions)

	12/31/2021	9/30/2021	12/31/2020
Assets
Loans	$101,854	$98,609	$101,185
Loans held for sale	2,729	1,805	1,583
Securities available for sale	45,364	40,594	27,556
Held-to-maturity securities	7,539	8,423	7,595
Trading account assets	701	902	735
Short-term investments	11,010	19,608	16,194
Other investments	639	607	621
Total earning assets	169,836	170,548	155,469
Allowance for loan and lease losses	(1,061)	(1,084)	(1,626)
Cash and due from banks	913	763	1,091
Premises and equipment	681	678	753
Goodwill	2,693	2,673	2,664
Other intangible assets	130	144	188
Corporate-owned life insurance	4,327	4,312	4,286
Accrued income and other assets	8,265	8,404	6,812
Discontinued assets	562	597	699
Total assets	$186,346	$187,035	$170,336

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$89,207	$87,242	$80,427
Savings deposits	7,503	7,259	5,913
Certificates of deposit ($100,000 or more)	1,705	1,890	2,733
Other time deposits	2,153	2,315	3,010
Total interest-bearing deposits	100,568	98,706	92,083
Noninterest-bearing deposits	52,004	53,225	43,199
Total deposits	152,572	151,931	135,282
Federal funds purchased and securities sold under repurchase agreements	173	228	220
Bank notes and other short-term borrowings	588	767	759
Accrued expense and other liabilities	3,548	3,434	2,385
Long-term debt	12,042	13,165	13,709
Total liabilities	168,923	169,525	152,355

Equity
Preferred stock	1,900	1,900	1,900
Common shares	1,257	1,257	1,257
Capital surplus	6,278	6,141	6,281
Retained earnings	14,553	14,133	12,751
Treasury stock, at cost	(5,979)	(5,876)	(4,946)
Accumulated other comprehensive income (loss)	(586)	(45)	738
Key shareholders’ equity	17,423	17,510	17,981
Total liabilities and equity	$186,346	$187,035	$170,336

Common shares outstanding (000)	928,850	930,544	975,773

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended			Twelve months ended
	12/31/2021	9/30/2021	12/31/2020	12/31/2021	12/31/2020
Interest income
Loans	$873	$882	$933	$3,532	$3,866
Loans held for sale	15	13	11	50	69
Securities available for sale	148	135	119	546	484
Held-to-maturity securities	52	43	51	185	222
Trading account assets	5	4	4	19	20
Short-term investments	8	9	4	28	18
Other investments	2	1	3	7	6
Total interest income	1,103	1,087	1,125	4,367	4,685
Interest expense
Deposits	15	15	28	67	347
Federal funds purchased and securities sold under repurchase agreements	—	—	—	—	6
Bank notes and other short-term borrowings	2	2	1	8	12
Long-term debt	53	54	61	221	286
Total interest expense	70	71	90	296	651
Net interest income	1,033	1,016	1,035	4,071	4,034
Provision for credit losses	4	(107)	20	(418)	1,021
Net interest income after provision for credit losses	1,029	1,123	1,015	4,489	3,013
Noninterest income
Trust and investment services income	135	129	123	530	507
Investment banking and debt placement fees	323	235	243	937	661
Service charges on deposit accounts	90	91	82	337	311
Operating lease income and other leasing gains	37	37	39	148	167
Corporate services income	73	69	63	261	228
Cards and payments income	86	111	97	415	368
Corporate-owned life insurance income	34	33	38	128	139
Consumer mortgage income	25	33	43	131	176
Commercial mortgage servicing fees	48	34	32	160	80
Other income	58	25	42	147	15
Total noninterest income	909	797	802	3,194	2,652
Noninterest expense
Personnel	674	640	661	2,561	2,336
Net occupancy	75	74	75	300	298
Computer processing	73	67	62	284	232
Business services and professional fees	70	56	54	227	196
Equipment	25	25	26	100	100
Operating lease expense	31	30	35	126	138
Marketing	37	32	30	126	97
Intangible asset amortization	14	15	15	58	65
Other expense	171	173	170	647	647
Total noninterest expense	1,170	1,112	1,128	4,429	4,109
Income (loss) from continuing operations before income taxes	768	808	689	3,254	1,556
Income taxes	141	165	114	642	227
Income (loss) from continuing operations	627	643	575	2,612	1,329
Income (loss) from discontinued operations, net of taxes	2	2	7	13	14
Net income (loss)	629	645	582	2,625	1,343
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	—
Net income (loss) attributable to Key	$629	$645	$582	$2,625	$1,343

Income (loss) from continuing operations attributable to Key common shareholders	$601	$616	$549	$2,506	$1,223
Net income (loss) attributable to Key common shareholders	603	618	556	2,519	1,237
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.65	$.65	$.57	$2.64	$1.26
Income (loss) from discontinued operations, net of taxes	—	—	0.01	.01	.01
Net income (loss) attributable to Key common shareholders (a)	.65	.66	.57	2.65	1.28
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.64	$.65	$.56	$2.62	$1.26
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (a)	.64	.65	.57	2.63	1.27

Cash dividends declared per common share	$.195	$.185	$.185	$.750	$.740

Weighted-average common shares outstanding (000)	922,970	942,446	967,987	947,065	967,783
Effect of common share options and other stock awards	11,758	10,077	8,473	10,349	7,024
Weighted-average common shares and potential common shares outstanding (000) (b)	934,729	952,523	976,460	957,414	974,807
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Fourth Quarter 2021			Third Quarter 2021			Fourth Quarter 2020
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$49,510	$447	3.58%	$49,868	$445	3.54%	$53,562	$477	3.54%
Real estate — commercial mortgage	13,671	121	3.51	13,306	120	3.56	12,862	121	3.74
Real estate — construction	2,119	19	3.50	2,134	19	3.53	1,959	19	3.79
Commercial lease financing	3,953	26	2.57	3,922	27	2.80	4,353	32	2.92
Total commercial loans	69,253	613	3.51	69,230	611	3.50	72,736	649	3.55
Real estate — residential mortgage	15,017	102	2.72	13,168	92	2.78	8,968	74	3.29
Home equity loans	8,603	79	3.64	8,894	84	3.75	9,410	91	3.81
Consumer direct loans	5,509	60	4.33	5,175	59	4.55	4,583	56	4.93
Credit cards	941	24	10.13	917	23	10.07	973	26	10.57
Consumer indirect loans	74	—	—	2,754	22	3.15	5,040	45	3.56
Total consumer loans	30,144	265	3.49	30,908	280	3.60	28,974	292	4.01
Total loans	99,397	878	3.50	100,138	891	3.53	101,710	941	3.68
Loans held for sale	2,202	15	2.83	1,447	13	3.66	1,621	11	2.76
Securities available for sale (b), (e)	42,329	148	1.39	36,923	135	1.48	28,046	119	1.75
Held-to-maturity securities (b)	7,991	52	2.61	6,507	43	2.66	7,939	51	2.56
Trading account assets	853	5	2.48	743	4	2.19	744	4	2.21
Short-term investments	15,505	8.20		19,274	9.18		14,111	4.14
Other investments (e)	634	2	1.15	614	1.99		615	3	1.31
Total earning assets	168,911	1,108	2.60	165,646	1,096	2.64	154,786	1,133	2.93
Allowance for loan and lease losses	(1,081)			(1,222)			(1,715)
Accrued income and other assets	17,133			16,947			15,861
Discontinued assets	574			618			717
Total assets	$185,537			$181,989			$169,649
Liabilities
NOW and money market deposit accounts	$88,110	$11.05		$85,333	$10.05		$80,636	$12.06
Savings deposits	7,375	—	.01	7,117	—	.01	5,737	—	.03
Certificates of deposit ($100,000 or more)	1,793	2.53		1,975	3.59		2,983	9	1.20
Other time deposits	2,233	2.21		2,404	2.26		3,209	7.80
Total interest-bearing deposits	99,511	15.06		96,829	15.06		92,565	28.12
Federal funds purchased and securities sold under repurchase agreements	230	—	.02	231	—	.02	220	—	.04
Bank notes and other short-term borrowings	789	2	1.45	671	2	1.11	791	1.73
Long-term debt (f), (g)	12,159	53	1.74	12,601	54	1.73	12,118	61	2.05
Total interest-bearing liabilities	112,689	70.25		110,332	71.26		105,694	90.34
Noninterest-bearing deposits	51,494			50,087			43,156
Accrued expense and other liabilities	3,309			3,053			2,177
Discontinued liabilities (g)	574			618			717
Total liabilities	$168,066			$164,090			$151,744
Equity
Key shareholders’ equity	$17,471			$17,899			$17,905
Noncontrolling interests	—			—			—
Total equity	17,471			17,899			17,905
Total liabilities and equity	$185,537			$181,989			$169,649
Interest rate spread (TE)			2.36%			2.38%			2.59%
Net interest income (TE) and net interest margin (TE)		$1,038	2.44%		$1,025	2.47%		$1,043	2.70%
TE adjustment (b)		5			9			8
Net interest income, GAAP basis		$1,033			$1,016			$1,035
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended December 31, 2021, September 30, 2021, and December 31, 2020.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $141 million, $137 million, and $129 million of assets from commercial credit cards for the three months ended December 31, 2021, September 30, 2021, and December 31, 2020, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Twelve months ended December 31, 2021			Twelve months ended December 31, 2020
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$50,931	$1,795	3.52%	$55,145	$1,977	3.59%
Real estate — commercial mortgage	13,118	472	3.60	13,279	521	3.92
Real estate — construction	2,113	77	3.61	1,843	74	3.99
Commercial lease financing	4,019	114	2.84	4,497	139	3.09
Total commercial loans	70,181	2,458	3.50	74,764	2,711	3.63
Real estate — residential mortgage	12,252	348	2.84	8,094	284	3.50
Home equity loans	8,967	336	3.74	9,772	392	4.01
Consumer direct loans	5,105	233	4.56	4,213	221	5.26
Credit cards	925	94	10.11	1,001	107	10.65
Consumer indirect loans	2,839	90	3.19	4,845	180	3.72
Total consumer loans	30,088	1,101	3.66	27,925	1,184	4.24
Total loans	100,269	3,559	3.55	102,689	3,895	3.79
Loans held for sale	1,700	50	2.96	1,972	69	3.49
Securities available for sale (b), (e)	35,765	546	1.53	23,742	484	2.10
Held-to-maturity securities (b)	7,035	185	2.63	8,938	222	2.49
Trading account assets	820	19	2.35	814	20	2.47
Short-term investments	17,529	28.16		9,096	18.20
Other investments (e)	621	7	1.14	635	6.87
Total earning assets	163,739	4,394	2.69	147,886	4,714	3.20
Allowance for loan and lease losses	(1,340)			(1,481)
Accrued income and other assets	16,520			15,650
Discontinued assets	632			775
Total assets	$179,551			$162,830
Liabilities
NOW and money market deposit accounts	$84,736	$41.05		$75,733	$206.27
Savings deposits	6,893	1.02		5,252	2.04
Certificates of deposit ($100,000 or more)	2,135	16.72		4,520	83	1.83
Other time deposits	2,540	9.37		4,041	56	1.38
Total interest-bearing deposits	96,304	67.07		89,546	347.39
Federal funds purchased and securities sold under repurchase agreements	239	—	.02	670	6.88
Bank notes and other short-term borrowings	770	8	1.08	1,452	12.85
Long-term debt (f), (g)	12,391	221	1.79	12,578	286	2.36
Total interest-bearing liabilities	109,704	296.27		104,246	651.63
Noninterest-bearing deposits	48,731			37,740
Accrued expense and other liabilities	2,819			2,433
Discontinued liabilities (g)	632			775
Total liabilities	$161,886			$145,194
Equity
Key shareholders’ equity	$17,665			$17,636
Noncontrolling interests	—			—
Total equity	17,665			17,636
Total liabilities and equity	$179,551			$162,830
Interest rate spread (TE)			2.42%			2.57%
Net interest income (TE) and net interest margin (TE)		$4,098	2.50%		$4,063	2.77%
TE adjustment (b)		27			29
Net interest income, GAAP basis		$4,071			$4,034

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the twelve months ended months ended December 31, 2021, and December 31, 2020, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $134 million and $135 million of assets from commercial credit cards for the twelve months ended months ended December 31, 2021, and December 31, 2020, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Noninterest Expense
(Dollars in millions)

	Three months ended			Twelve months ended
	12/31/2021	9/30/2021	12/31/2020	12/31/2021	12/31/2020
Personnel (a)	$674	$640	$661	$2,561	$2,336
Net occupancy	75	74	75	300	298
Computer processing	73	67	62	284	232
Business services and professional fees	70	56	54	227	196
Equipment	25	25	26	100	100
Operating lease expense	31	30	35	126	138
Marketing	37	32	30	126	97
Intangible asset amortization	14	15	15	58	65
Other expense	171	173	170	647	647
Total noninterest expense	$1,170	$1,112	$1,128	$4,429	$4,109
Average full-time equivalent employees (b)	16,797	17,009	17,029	16,974	16,826
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended			Twelve months ended
	12/31/2021	9/30/2021	12/31/2020	12/31/2021	12/31/2020
Salaries and contract labor	$342	$328	$342	$1,311	$1,329
Incentive and stock-based compensation	243	212	208	861	627
Employee benefits	89	100	89	388	350
Severance	—	—	22	1	30
Total personnel expense	$674	$640	$661	$2,561	$2,336

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Loan Composition
(Dollars in millions)

				Percent change 12/31/2021 vs
	12/31/2021	9/30/2021	12/31/2020	9/30/2021	12/31/2020
Commercial and industrial (a)	$50,525	$49,553	$52,907	2.0%	(4.5)%
Commercial real estate:
Commercial mortgage	14,244	13,674	12,687	4.2	12.3
Construction	1,996	2,120	1,987	(5.8)	.5
Total commercial real estate loans	16,240	15,794	14,674	2.8	10.7
Commercial lease financing (b)	4,071	3,982	4,399	2.2	(7.5)
Total commercial loans	70,836	69,329	71,980	2.2	(1.6)
Residential — prime loans:
Real estate — residential mortgage	15,756	14,204	9,298	10.9	69.5
Home equity loans	8,467	8,747	9,360	(3.2)	(9.5)
Total residential — prime loans	24,223	22,951	18,658	5.5	29.8
Consumer direct loans	5,753	5,324	4,714	8.1	22.0
Credit cards	972	928	989	4.7	(1.7)
Consumer indirect loans	70	77	4,844	(9.1)	(98.6)
Total consumer loans	31,018	29,280	29,205	5.9	6.2
Total loans (c), (d)	$101,854	$98,609	$101,185	3.3%	.7%
(a)Loan balances include $139 million, $139 million, and $127 million of commercial credit card balances at December 31, 2021, September 30, 2021, and December 31, 2020, respectively.
(b)Commercial lease financing includes receivables held as collateral for a secured borrowing of $16 million, $16 million, and $23 million at December 31, 2021, September 30, 2021, and December 31, 2020, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $567 million at December 31, 2021, $602 million at September 30, 2021, and $710 million at December 31, 2020, related to the discontinued operations of the education lending business.
(d)Accrued interest of $198 million, $211 million, and $241 million at December 31, 2021, September 30, 2021, and December 31, 2020, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Percent change 12/31/2021 vs
	12/31/2021	9/30/2021	12/31/2020	9/30/2021	12/31/2020
Commercial and industrial	$1,438	$122	$249	N/M	477.5%
Real estate — commercial mortgage	1,010	1,446	1,014	(30.2)	(0.4)
Real estate — residential mortgage	281	237	264	18.6	6.4
Consumer direct loans	—	—	56	N/M	N/M
Total loans held for sale	$2,729	$1,805	$1,583	51.2%	72.4%

N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	4Q21	3Q21	2Q21	1Q21	4Q20
Balance at beginning of period	$1,805	$1,537	$2,296	$1,583	$1,724
New originations	5,741	3,328	3,573	4,010	3,835
Transfers from (to) held to maturity, net	(1)	3,305	(71)	83	(24)
Loan sales	(4,779)	(6,405)	(4,195)	(3,303)	(3,932)
Loan draws (payments), net	(12)	8	(27)	(73)	(19)
Valuation and other adjustments	(25)	32	(39)	(4)	—
Balance at end of period	$2,729	$1,805	$1,537	$2,296	$1,583

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended			Twelve months ended
	12/31/2021	9/30/2021	12/31/2020	12/31/2021	12/31/2020
Average loans outstanding	$99,397	$100,138	$101,710	$100,269	$102,689
Allowance for loan and lease losses at the end of the prior period	$1,084	$1,220	$1,730	$1,626	$900
Cumulative effect from change in accounting principle (a)	—	—	—	—	204
Allowance for loan and lease losses at the beginning of the period	1,084	1,220	1,730	1,626	1,104
Loans charged off:
Commercial and industrial	33	27	119	174	351

Real estate — commercial mortgage	1	—	1	40	19
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	1	—	1	40	19
Commercial lease financing	1	1	19	6	35
Total commercial loans	35	28	139	220	405
Real estate — residential mortgage	(1)	(2)	—	(2)	2
Home equity loans	2	1	1	9	11
Consumer direct loans	7	7	7	29	37
Credit cards	6	6	7	27	39
Consumer indirect loans	1	26	6	39	28
Total consumer loans	15	38	21	102	117
Total loans charged off	50	66	160	322	522
Recoveries:
Commercial and industrial	23	20	15	83	34

Real estate — commercial mortgage	1	1	—	9	3
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	1	1	—	9	3
Commercial lease financing	—	6	—	7	1
Total commercial loans	24	27	15	99	38
Real estate — residential mortgage	1	1	—	3	1
Home equity loans	1	2	1	5	7
Consumer direct loans	2	2	1	8	7
Credit cards	2	1	2	8	8
Consumer indirect loans	1	4	6	15	18
Total consumer loans	7	10	10	39	41
Total recoveries	31	37	25	138	79
Net loan charge-offs	(19)	(29)	(135)	(184)	(443)
Provision (credit) for loan and lease losses	(4)	(107)	31	(381)	965
Allowance for loan and lease losses at end of period	$1,061	$1,084	$1,626	$1,061	$1,626

Liability for credit losses on lending-related commitments at the end of the prior period	$152	$152	$208	$197	$68
Liability for credit losses on contingent guarantees at the end of the prior period	—	—	—	—	7
Cumulative effect from change in accounting principle (a), (b)	—	—	—	—	66
Liability for credit losses on lending-related commitments at beginning of period	152	152	208	197	141
Provision (credit) for losses on lending-related commitments	8	—	(11)	(37)	56
Liability for credit losses on lending-related commitments at end of period (c)	$160	$152	$197	$160	$197

Total allowance for credit losses at end of period	$1,221	$1,236	$1,823	$1,221	$1,823

Net loan charge-offs to average total loans	.08%	.11%	.53%	.18%	.43%
Allowance for loan and lease losses to period-end loans	1.04	1.10	1.61	1.04	1.61
Allowance for credit losses to period-end loans	1.20	1.25	1.80	1.20	1.80
Allowance for loan and lease losses to nonperforming loans	233.7	195.7	207.1	233.7	207.1
Allowance for credit losses to nonperforming loans	268.9	223.1	232.2	268.9	232.2

Discontinued operations — education lending business:
Loans charged off	$1	1	$1	$4	$5
Recoveries	—	1	2	2	5
Net loan charge-offs	$(1)	$—	$1	$(2)	$—
(a)The cumulative effect from change in accounting principle relates to the January 1, 2020, adoption of ASU 2016-13.
(b)Twelve months ended December 30, 2020, excludes $4 million related to the provision for other financial assets as a result of the change in accounting principle.
(c)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	4Q21	3Q21	2Q21	1Q21	4Q20
Net loan charge-offs	$19	$29	$22	$114	$135
Net loan charge-offs to average total loans	.08%	.11%	.09%	.46%	.53%
Allowance for loan and lease losses	$1,061	$1,084	$1,220	$1,438	$1,626
Allowance for credit losses (a)	1,221	1,236	1,372	1,616	1,823
Allowance for loan and lease losses to period-end loans	1.04%	1.10%	1.21%	1.42%	1.61%
Allowance for credit losses to period-end loans	1.20	1.25	1.36	1.60	1.80
Allowance for loan and lease losses to nonperforming loans	233.7	195.7	175.8	197.5	207.1
Allowance for credit losses to nonperforming loans	268.9	223.1	197.7	222.0	232.2
Nonperforming loans at period end	$454	$554	$694	$728	$785
Nonperforming assets at period end	489	599	738	790	937
Nonperforming loans to period-end portfolio loans	.45%	.56%	.69%	.72%	.78%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.48	.61	.73	.78	.92
(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Commercial and industrial	$191	$253	$355	$387	$385

Real estate — commercial mortgage	44	49	66	66	104
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	44	49	66	66	104
Commercial lease financing	4	5	7	8	8
Total commercial loans	239	307	428	461	497
Real estate — residential mortgage	72	93	99	95	110
Home equity loans	135	146	146	148	154
Consumer direct loans	4	4	4	5	5
Credit cards	3	3	3	3	2
Consumer indirect loans	1	1	14	16	17
Total consumer loans	215	247	266	267	288
Total nonperforming loans	454	554	694	728	785
OREO	8	8	9	12	100
Nonperforming loans held for sale	24	35	32	47	49
Other nonperforming assets	3	2	3	3	3
Total nonperforming assets	$489	$599	$738	$790	$937
Accruing loans past due 90 days or more	68	82	74	92	86
Accruing loans past due 30 through 89 days	165	164	190	191	241
Restructured loans — accruing and nonaccruing (a)	220	270	334	376	363
Restructured loans included in nonperforming loans (a)	99	146	177	192	229
Nonperforming assets from discontinued operations — education lending business	4	4	5	5	5
Nonperforming loans to period-end portfolio loans	.45%	.56%	.69%	.72%	.78%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.48	.61	.73	.78	.92
(a)Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	4Q21	3Q21	2Q21	1Q21	4Q20
Balance at beginning of period	$554	$694	$728	$785	$834
Loans placed on nonaccrual status	116	116	186	196	300
Charge-offs	(51)	(66)	(74)	(135)	(160)
Loans sold	(38)	(17)	(10)	(13)	(9)
Payments	(68)	(136)	(92)	(37)	(83)
Transfers to OREO	(1)	(1)	—	(3)	(3)
Transfers to nonperforming loans held for sale	—	—	—	—	—
Loans returned to accrual status	(58)	(36)	(44)	(65)	(94)
Balance at end of period	$454	$554	$694	$728	$785

KeyCorp Reports Fourth Quarter 2021 Profit
January 20, 2022

Line of Business Results
(Dollars in millions)

						Percentage change 4Q21 vs.
	4Q21	3Q21	2Q21	1Q21	4Q20	3Q21	4Q20
Consumer Bank
Summary of operations
Total revenue (TE)	$839	$870	$852	$864	$896	(3.6)%	(6.4)%
Provision for credit losses	13	(38)	(70)	(23)	(5)	134.2	360.0
Noninterest expense	614	591	584	601	606	3.9	1.3
Net income (loss) attributable to Key	161	241	257	217	225	(33.2)	(28.4)
Average loans and leases	37,792	39,796	40,598	39,249	39,448	(5.0)	(4.2)
Average deposits	90,271	89,156	88,412	85,033	82,845	1.3	9.0
Net loan charge-offs	22	35	34	36	28	(37.1)	(21.4)
Net loan charge-offs to average total loans	.23%	.35%	.34%	.37%	.28%	(34.3)	(17.9)
Nonperforming assets at period end	$222	$254	$274	$276	$300	(12.6)	(26.0)
Return on average allocated equity	18.05%	25.81%	28.53%	25.74%	25.60%	(30.1)	(29.5)

Commercial Bank
Summary of operations
Total revenue (TE)	$1,028	$886	$871	$858	$922	16.0%	11.5%
Provision for credit losses	(12)	(69)	(131)	(67)	44	(82.6)	127.3
Noninterest expense	501	470	451	443	499	6.6	.4
Net income (loss) attributable to Key	449	381	432	383	310	17.8	44.8
Average loans and leases	61,127	59,914	59,953	61,221	62,016	2.0	(1.4)
Average loans held for sale	1,962	1,190	1,341	1,237	1,285	64.9	52.7
Average deposits	59,537	56,522	54,814	51,894	52,489	5.3	13.4
Net loan charge-offs	—	(6)	9	78	108	(100.0)	(100.0)
Net loan charge-offs to average total loans	—%	(.04)%	.06%	.52%	.69%	(100.0)	(100.0)
Nonperforming assets at period end	$267	$345	$464	$514	$637	(22.6)	(58.1)
Return on average allocated equity	21.54%	18.54%	20.69%	17.41%	23.79%	16.2	(9.5)
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful